UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 17, 2026

Blue Owl Capital Corporation II
(Exact Name of Registrant as Specified in Charter)

Maryland	814-01219	47-5416332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 419-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On February 17, 2026, Blue Owl Capital Corporation II (the “Company”) entered into that certain Omnibus Amendment to the Revolving Credit Agreement and Guarantee and Security Agreement (the “Omnibus Amendment”), which amends (i) that certain Revolving Credit Agreement, dated as of January 12, 2024 (amended by the Omnibus Amendment and as further amended, restated, supplemented or otherwise modified from time to time) and (ii) that certain Guarantee and Security Agreement, dated as of January 12, 2024 (as amended by the Omnibus Amendment and as further amended, restated, supplemented or otherwise modified from time to time). The parties to the Omnibus Amendment include the Company, as Borrower, the subsidiary guarantors party thereto, the lenders party thereto and Sumitomo Mitsui Banking Corporation, as Administrative Agent and as Collateral Agent. The Omnibus Amendment, among other things, (i) reduces the maximum commitment of the revolving credit facility from $225.0 million to $75.0 million, (ii) shortens the revolver availability period from January 2028 to October 2027, (iii) increases the unused fee from 0.375% to 0.50%-0.65%, subject to the unused amount of the Dollar Commitment and Multicurrency Commitment, as applicable, of such Lender on such day, (iv) increases the applicable margin from (a) with respect to any ABR Loan, 1.00% to 1.50% per annum, (b) with respect to any Term Benchmark Loan, 2.00% to 2.50% per annum, and (c) with respect to any RFR Loan, 2.00% to 2.50% per annum, (v) expands the ability to make restricted payments, subject to certain conditions, and (vi) reduces the minimum shareholders’ equity test.

Item 2.01 –Completion of Acquisition or Disposition of Assets.
On February 18, 2026, the Company entered into six separately negotiated loan sale agreements (collectively, the “Loan Sale Agreements”) relating to the disposition of a portion of the Company’s portfolio company investments (each, a “Subject Portfolio” and collectively, the “Subject Portfolios”).
Pursuant to the Loan Sale Agreements:
•each of Loantaka LLC, Lavalette LLC and Hopatcong LLC, Delaware limited liability companies ( “Purchaser 1,” “Purchaser 2” and “Purchaser 3,” respectively), agreed to purchase a Subject Portfolio comprised of total debt investment commitments of $151.2 million;
•Chestnut Diversified Lending (CP) III LLC, a Delaware limited liability company (“Purchaser 4”), agreed to purchase a Subject Portfolio comprised of total debt investment commitments of $151.2 million;
•Ovington Diversified Lending (OM) I LP, a Cayman Islands exempted limited partnership (“Purchaser 5”), agreed to purchase a Subject Portfolio comprised of total debt investment commitments of $149.9 million; and
•Broome Diversified Lending (B) LP, a Cayman Islands exempted limited partnership (“Purchaser 6” and, together with Purchaser 1, Purchaser 2, Purchaser 3, Purchaser 4 and Purchaser 5, the “Purchasers” and each a “Purchaser”), agreed to purchase a Subject Portfolio comprised of total debt investment commitments of $147.6 million.
The Subject Portfolios represent $600.0 million in aggregate total debt investment commitments. Excluding unfunded commitments, the aggregate fair value of the Subject Portfolios as of February 12, 2026 (the “Subject Portfolio Valuation Date”) was $538.3 million, equivalent to 99.8% of par value. The settlement of the sales contemplated by the Loan Purchase Agreements is expected to be completed in the first quarter of 2026.
Each Purchaser is a financing vehicle or fund owned by a leading public pension or insurance investor (each, an “Institutional Investor”). Some of the Institutional Investors are investors in funds managed by affiliates of the Company’s investment adviser; however, each Institutional Investor made its own independent investment decision in connection with its purchase of a Subject Portfolio. Additionally, certain affiliates of the Company’s investment adviser have agreed to provide the Purchasers or their parent entities with non-discretionary advisory services in connection with the Subject Portfolios.
Each Loan Sale Agreement provides that each Purchaser will purchase the relevant Subject Portfolio for a purchase price equal to its fair value as of the Subject Portfolio Valuation Date adjusted for certain interest activity consistent with market standards. The fair value of each portfolio company investment included in the Subject Portfolios was determined on the Subject Portfolio Valuation Date in accordance with the Company’s standard valuation process, in accordance with Rule 2a-5 under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”), which establishes requirements for determining fair value in good faith for purposes of the 1940 Act. The Company and the Board received a fairness opinion with respect to the sale of the Subject Portfolios.
The Subject Portfolios represent 33.8% of the Company’s total investment commitments, including unfunded commitments, as of December 31, 2025. The Subject Portfolios consist of 92.0% first-lien investments, 4.5% second-lien investments and 3.5% unsecured investments, and include investments in 96 portfolio companies across 25 industries. 98.2% of investments in the Subject Portfolios are floating rate and 100.0% of investments in the Subject Portfolios are 1- or 2- rated on the Company’s 5-point internal investment ratings scale. The Subject Portfolios have an average investment size of $5.6 million and a weighted average spread of 5.5% and consist of partial sales, representing approximately 59% of the Company’s investments in each underlying portfolio company as of December 31, 2025.
The Company intends to use the proceeds from the Loan Sale Agreements to (i) repay amounts outstanding under the Revolving Credit Agreement; (ii) repay amounts outstanding under the Credit Agreement (as amended from time to time, the “Credit Agreement”) between ORCC II Financing LLC, a wholly owned subsidiary of the Company, as borrower and Goldman Sachs Bank USA, as administration agent, and (iii) make a special cash distribution to shareholders. As of the date hereof, approximately $11.8 million was outstanding under the Revolving Credit Agreement and such amounts bear interest at 2.50%. As of the date hereof, approximately $275.0 million was outstanding under the Credit Agreement and such amounts bear interest at 2.05%.
Concurrent with the Company’s entry into the Loan Sale Agreements, Blue Owl Capital Corporation, a business development company managed by the Company’s investment adviser, and Blue Owl Technology Income Corp., a business development company managed by an affiliate of the Company’s investment adviser, also entered into loan sale agreements with each Purchaser pursuant to which they each sold a portion of their portfolio company investments.
As of February 12, 2026, the aggregate value of the investment commitments to be sold to the Purchasers from Blue Owl Capital Corporation II, Blue Owl Capital Corporation and Blue Owl Technology Income Corp. was $1.4 billion.
Item 7.01 – Regulation FD Disclosure.
On February 18, 2026, the Company issued a press release announcing entry into six separate loan sale agreements (collectively, the “Loan Sale Agreements”). A copy of the press release is furnished herewith as Exhibit 99.1.
The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being “furnished” and is not deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor is it deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 8.01 – Other Events
On February 18, 2026, the Company’s board of directors (the “Board”) approved regular distributions (such distribution, the “Regular Distribution”) for February 2026 and March 2026. The regular monthly distributions, each in the gross amount of $0.0533 per share, will be payable to shareholders of record as of the monthly record date. As of February 18, 2026, the Company had approximately 115,293,883 shares outstanding.
The Company intends to make a special cash distribution to shareholders (such distribution, the “Return of Capital Distribution”) of up to approximately 30% of the net asset value of the Company as of December 31, 2025 to be payable on or before March 31, 2026, subject to Board approval.
The Board also determined to terminate the Company’s dividend reinvestment plan. As a result, the Regular Distribution payable in March 2026 and the expected Return of Capital Distribution will be payable only in cash and, subject to Board approval, all future distributions are expected to be paid in cash.

The Company intends to continue investing in accordance with its investment objective and, subject to the discretion of the Board, the Company expects to continue to make monthly cash distributions to its shareholders. The Company intends to prioritize additional return of capital distributions to its shareholders on a quarterly basis, which are intended to replace quarterly tender offers and may be funded by repayments, proceeds from the sale of assets or strategic transactions.

Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

1.01
Omnibus Amendment to Senior Secured Credit Agreement and Guarantee and Security Agreement, dated as of February 17, 2026 among Blue Owl Capital Corporation II, as borrower, the subsidiary guarantors party hereto, the lenders and issuing banks party hereto and Sumitomo Banking Corporation, as administrative agent and as collateral agent.

2.01*	Loan Sale Agreement, dated February 18, 2026, between Blue Owl Capital Corporation II, as Parent, ORCC II Financing LLC, as FinCo, and Loantaka LLC, as Purchaser.

2.02*	Loan Sale Agreement, dated February 18, 2026, between Blue Owl Capital Corporation II, as Parent, ORCC II Financing LLC, as FinCo, and Lavalette LLC, as Purchaser.

2.03*	Loan Sale Agreement, dated February 18, 2026, between Blue Owl Capital Corporation II, as Parent, ORCC Financing II LLC, as FinCo, and Hopatcong LLC, as Purchaser.

2.04*	Loan Sale Agreement, dated February 18, 2026, between Blue Owl Capital Corporation II, as Parent, ORCC II Financing LLC, as FinCo, and Chestnut Diversified Lending (CP) III LLC, as Purchaser.

2.05*	Loan Sale Agreement, dated February 18, 2026, between Blue Owl Capital Corporation II, as Parent, ORCC Financing II LLC, as FinCo, and Ovington Diversified Lending (OM) I LP, as Purchaser.

2.06*	Loan Sale Agreement, dated February 18, 2026, between Blue Owl Capital Corporation II, as Parent, ORCC II Financing LLC, as FinCo, and Broome Diversified Lending (B) LP, as Purchaser.

99.1	Press release, dated as of February 18, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
____________
*Exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Blue Owl Capital Corporation II

Date: February 18, 2026	By:	/s/ Jonathan Lamm
Jonathan Lamm
Chief Operating Officer and Chief Financial Officer